Exhibit 99.2

BRISTOL-MYERS SQUIBB COMPANY

NET SALES

QUARTERLY SALES TREND ANALYSIS

($ in millions)

	2006							2007							% Change
Net Sales	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	Qtr vs. Qtr	YTD vs. YTD
Pharmaceuticals	$3,700	$3,859	$7,559	$3,154	$10,713	$3,148	$13,861	$3,457	$3,851	$7,308	$3,926	$11,234			24%	5%
US Pharmaceuticals	2,064	2,197	4,261	1,609	5,870	1,501	7,371	1,932	2,235	4,167	2,295	6,462			43%	10%
Primary Care	1,409	1,441	2,850	819	3,669	648	4,317	1,090	1,344	2,434	1,363	3,797			66%	3%
Oncology/Virology	419	458	877	494	1,371	525	1,896	504	511	1,015	539	1,554			9%	13%
Neuroscience	231	280	511	262	773	297	1,070	298	327	625	336	961			28%	24%
Immunoscience	5	18	23	34	57	31	88	40	53	93	57	150			68%	163%
Europe and Middle East Medicines	1,024	1,000	2,024	886	2,910	934	3,844	916	939	1,855	944	2,799			7%	-4%
Latin America/Canada	288	303	591	300	891	306	1,197	297	311	608	331	939			10%	5%
Asia/Pacific Medicines	279	320	599	318	917	349	1,266	289	333	622	319	941			—	3%
Health Care Group	976	1,012	1,988	1,000	2,988	1,065	4,053	1,019	1,077	2,096	1,124	3,220			12%	8%
Nutritionals	565	582	1,147	582	1,729	618	2,347	606	620	1,226	675	1,901			16%	10%
Other Health Care	411	430	841	418	1,259	447	1,706	413	457	870	449	1,319			7%	5%
ConvaTec	230	262	492	265	757	291	1,048	254	286	540	292	832			10%	10%
Medical Imaging	181	168	349	153	502	156	658	159	171	330	157	487			3%	-3%
Total Company	$4,676	$4,871	$9,547	$4,154	$13,701	$4,213	$17,914	$4,476	$4,928	$9,404	$5,050	$14,454			22%	5%

	2006							2007							Basis Point Change
% of Total Sales	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	Qtr vs. Qtr	YTD vs. YTD
Pharmaceuticals	79.1%	79.2%	79.2%	75.9%	78.2%	74.7%	77.4%	77.2%	78.1%	77.7%	77.7%	77.7%			180	(50)
US Pharmaceuticals	44.1%	45.1%	44.6%	38.7%	42.8%	35.6%	41.1%	43.2%	45.4%	44.3%	45.4%	44.7%			670	190
Primary Care	30.1%	29.6%	29.9%	19.7%	26.8%	15.4%	24.1%	24.4%	27.3%	25.9%	26.9%	26.3%			720	(50)
Oncology/Virology	9.0%	9.4%	9.2%	11.9%	10.0%	12.5%	10.5%	11.3%	10.4%	10.8%	10.7%	10.8%			(120)	80
Neuroscience	4.9%	5.7%	5.3%	6.3%	5.6%	7.0%	6.0%	6.7%	6.6%	6.6%	6.7%	6.6%			40	100
Immunoscience	0.1%	0.4%	0.2%	0.8%	0.4%	0.7%	0.5%	0.8%	1.1%	1.0%	1.1%	1.0%			30	60
Europe and Middle East Medicines	21.9%	20.5%	21.2%	21.3%	21.2%	22.2%	21.5%	20.5%	19.1%	19.7%	18.7%	19.4%			(260)	(180)
Latin America/Canada	6.2%	6.2%	6.2%	7.2%	6.5%	7.3%	6.7%	6.6%	6.3%	6.5%	6.6%	6.5%			(60)	—
Asia/Pacific Medicines	6.0%	6.6%	6.3%	7.7%	6.7%	8.3%	7.1%	6.5%	6.8%	6.6%	6.3%	6.5%			(140)	(20)
Health Care Group	20.9%	20.8%	20.8%	24.1%	21.8%	25.3%	22.6%	22.8%	21.9%	22.3%	22.3%	22.3%			(180)	50
Nutritionals	12.1%	12.0%	12.0%	14.0%	12.6%	14.7%	13.1%	13.5%	12.6%	13.0%	13.4%	13.2%			(60)	60
Other Health Care	8.8%	8.8%	8.8%	10.1%	9.2%	10.6%	9.5%	9.3%	9.3%	9.3%	8.9%	9.1%			(120)	(10)
ConvaTec	4.9%	5.4%	5.2%	6.4%	5.5%	6.9%	5.8%	5.7%	5.8%	5.8%	5.8%	5.7%			(60)	20
Medical Imaging	3.9%	3.4%	3.6%	3.7%	3.7%	3.7%	3.7%	3.6%	3.5%	3.5%	3.1%	3.4%			(60)	(30)
Total Company	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

*	In Excess of +/- 200%

BRISTOL-MYERS SQUIBB COMPANY

SEGMENT SALES AND COMPOSITION OF CHANGE IN SALES FOR TOTAL COMPANY

FOR THE PERIOD ENDED SEPTEMBER 30, 2007

($ in millions)

QUARTER-TO-DATE

	Pharmaceuticals	Nutritionals	ConvaTec	Medical Imaging	Total Company
Price Increases/(Decreases)	4%	3%	-1%	8%	4%
Foreign Exchange	3%	4%	5%	1%	3%
Volume	17%	9%	6%	-6%	15%

Total Change	24%	16%	10%	3%	22%

Total 2007 Period to Date Sales	$3,926	$675	$292	$157	$5,050
Total 2006 Period to Date Sales	$3,154	$582	$265	$153	$4,154
YEAR-TO-DATE

	Pharmaceuticals	Nutritionals	ConvaTec	Medical Imaging	Total Company
Price Increases/(Decreases)	2%	2%	-1%	1%	1%
Foreign Exchange	2%	3%	5%	1%	2%
Volume	1%	5%	6%	-5%	2%

Total Change	5%	10%	10%	-3%	5%

Total 2007 Period to Date Sales	$11,234	$1,901	$832	$487	$14,454
Total 2006 Period to Date Sales	$10,713	$1,729	$757	$502	$13,701

BRISTOL-MYERS SQUIBB COMPANY

CONSOLIDATED STATEMENT OF EARNINGS

($ in millions, except per share amounts)

	2006								2007							% Change
	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr		Year	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	Qtr vs. Qtr	YTD vs. YTD
Net Sales	$4,676	$4,871	$9,547	$4,154	$13,701	$4,213		$17,914	$4,476	$4,928	$9,404	$5,050	$14,454			22%	5%

Cost of products sold	1,476	1,568	3,044	1,465	4,509	1,447		5,956	1,392	1,549	2,941	1,622	4,563			11%	1%
Marketing, selling and administrative	1,238	1,181	2,419	1,189	3,608	1,311		4,919	1,158	1,209	2,367	1,214	3,581			2%	-1%
Advertising and product promotion	295	352	647	286	933	418		1,351	269	368	637	351	988			23%	6%
Research and development	750	740	1,490	756	2,246	821		3,067	807	778	1,585	827	2,412			9%	7%
Provision for restructuring, net	1	3	4	2	6	53		59	37	7	44	—	44			-100%	*
Litigation (income)/expense, net	(21)	(14)	(35)	(9)	(44)	346		302	—	14	14	—	14			100%	132%
Gain on sale of product assets	(200)	—	(200)	—	(200)	—		(200)	—	(26)	(26)	(247)	(273)			—	-37%
Equity in net income of affiliates	(93)	(125)	(218)	(118)	(336)	(138)		(474)	(126)	(128)	(254)	(139)	(393)			-18%	-17%
Other expense/(income), net	37	56	93	(34)	59	240		299	22	—	22	11	33			132%	-44%

Total expenses	3,483	3,761	7,244	3,537	10,781	4,498		15,279	3,559	3,771	7,330	3,639	10,969			3%	2%

Earnings/(Loss) Before Minority Interest and Income Taxes	1,193	1,110	2,303	617	2,920	(285)		2,635	917	1,157	2,074	1,411	3,485			129%	19%

Provision/(Benefit) for income taxes	328	256	584	193	777	(167)		610	86	257	343	342	685			77%	-12%
Minority interest, net of taxes	151	187	338	86	424	16		440	141	194	335	211	546			145%	29%

Net Earnings/(Loss)	$714	$667	$1,381	$338	$1,719	($134)		$1,585	$690	$706	$1,396	$858	$2,254			154%	31%

Interest expense on conversion of convertible debt bonds, net of tax	8	8	16	9	25	—	(a)	— (b)	9	9	18	10	28

Net Earnings/(Loss) used for diluted earnings per common share calculation	$722	$675	$1,397	$347	$1,744	($134	)(a)	$1,585 (b)	$699	$715	$1,414	$868	$2,282

Diluted Earnings/(Loss) per Common Share**	$0.36	$0.34	$0.70	$0.17	$0.88	($0.07	)(a)	$0.81 (b)	$0.35	$0.36	$0.71	$0.43	$1.14			153%	30%

Average Common Shares Outstanding—Diluted	1,988	1,994	1,992	1,992	1,991	1,961	(a)	1,963 (b)	1,997	2,006	2,002	2,012	2,005			1%	1%
Dividends declared per common share	$0.28	$0.28	$0.56	$0.28	$0.84	$0.28		$1.12	$0.28	$0.28	$0.56	$0.28	$0.84			—	—

	2006								2007							Basis Point Change
% of Net Sales	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr		Year	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	Qtr vs. Qtr	YTD vs. YTD
Gross Margin	68.4%	67.8%	68.1%	64.7%	67.1%	65.7%		66.8%	68.9%	68.6%	68.7%	67.9%	68.4%			320	130

Cost of products sold	31.6%	32.2%	31.9%	35.3%	32.9%	34.3%		33.2%	31.1%	31.4%	31.3%	32.1%	31.6%			(320)	(130)
Marketing, selling and administrative	26.5%	24.2%	25.3%	28.6%	26.3%	31.1%		27.5%	25.9%	24.5%	25.2%	24.0%	24.8%			(460)	(150)
Advertising and product promotion	6.3%	7.2%	6.8%	6.9%	6.8%	9.9%		7.5%	6.0%	7.5%	6.8%	7.0%	6.8%			10	0
Research and development	16.0%	15.2%	15.6%	18.2%	16.4%	19.5%		17.1%	18.0%	15.8%	16.9%	16.4%	16.7%			(180)	30
Total expenses	74.5%	77.2%	75.9%	85.1%	78.7%	106.8%		85.3%	79.5%	76.5%	77.9%	72.1%	75.9%			(1,300)	(280)

Earnings/(Loss) Before Minority Interest and Income Taxes	25.5%	22.8%	24.1%	14.9%	21.3%	-6.8%		14.7%	20.5%	23.5%	22.1%	27.9%	24.1%			1,300	280

Net Earnings/(Loss)	15.3%	13.7%	14.5%	8.1%	12.5%	-3.2%		8.8%	15.4%	14.3%	14.8%	17.0%	15.6%			890	310

Other Ratios
Effective Tax Rate	27.5%	23.1%	25.4%	31.3%	26.6%	58.6%		23.1%	9.4%	22.2%	16.5%	24.2%	19.7%			(710)	(690)

	2006								2007							% Change
Other (Income)/Expense, net	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr		Year	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	Qtr vs. Qtr	YTD vs. YTD
Interest expense	$116	$124	$240	$130	$370	$128		$498	$109	$107	$216	$109	$325			-16%	-12%
Interest income	(62)	(65)	(127)	(74)	(201)	(73)		(274)	(53)	(62)	(115)	(69)	(184)			7%	8%
Foreign exchange transaction (gains)/losses	(12)	23	11	(11)	—	6		6	8	(5)	3	24	27			*	—
Other, net	(5)	(26)	(31)	(79)	(110)	179		69	(42)	(40)	(82)	(53)	(135)			33%	-23%

	$37	$56	$93	$(34)	$59	$240		$299	$22	$0	$22	$11	$33			132%	-44%

*	in excess of +/- 200%
**	quarterly amounts may not add to the year-to-date totals due to rounding of individual calculations.
(a)	as a result of the Q4 2006 net loss, Diluted Average Common Shares Outstanding and Loss per Common Share are equal to Basic Average Common Shares Outstanding and Loss per Common Share.
(b)	assumed interest amount and the assumed conversion of convertible debt are not used for Diluted Earnings per Common Share calculation as the impact of convertible debt is anti-dilutive.

BRISTOL-MYERS SQUIBB COMPANY

WORLDWIDE NET SALES BY PRODUCT

QUARTERLY SALES TREND ANALYSIS

($ in millions)

	2006							2007							% Change
	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	Qtr vs. Qtr	YTD vs. YTD
Total Company	$4,676	$4,871	$9,547	$4,154	$13,701	$4,213	$17,914	$4,476	$4,928	$9,404	$5,050	$14,454			22%	5%

PHARMACEUTICALS	3,700	3,859	7,559	3,154	10,713	3,148	13,861	3,457	3,851	7,308	3,926	11,234			24%	5%

Cardiovascular	1,917	1,907	3,824	1,239	5,063	1,093	6,156	1,475	1,763	3,238	1,793	5,031			45%	-1%
Plavix	986	1,145	2,131	630	2,761	496	3,257	938	1,189	2,127	1,254	3,381			99%	22%
Pravachol	536	323	859	192	1,051	146	1,197	135	132	267	86	353			-55%	-66%
Avapro/ Avalide	233	280	513	277	790	307	1,097	270	297	567	309	876			12%	11%
Coumadin	55	55	110	53	163	57	220	46	52	98	50	148			-6%	-9%

Virology	468	524	992	532	1,524	580	2,104	590	608	1,198	647	1,845			22%	21%
Reyataz	207	236	443	233	676	255	931	263	254	517	273	790			17%	17%
Sustiva Franchise***	175	193	368	201	569	222	791	226	233	459	237	696			18%	22%
Baraclude	11	14	25	22	47	36	83	45	59	104	72	176			*	*

Oncology	361	401	762	399	1,161	394	1,555	355	360	715	402	1,117			1%	-4%
Erbitux	138	172	310	175	485	167	652	160	162	322	185	507			6%	5%
Taxol	147	149	296	137	433	130	563	111	95	206	102	308			-26%	-29%
Sprycel	—	—	—	11	11	14	25	21	35	56	46	102			*	*

Affective (Psychiatric) Disorders	323	376	699	354	1,053	404	1,457	408	458	866	467	1,333			32%	27%
Abilify**	283	324	607	313	920	362	1,282	366	412	778	420	1,198			34%	30%

Immunoscience	5	18	23	34	57	32	89	41	55	96	60	156			76%	174%
Orencia	5	18	23	34	57	32	89	41	55	96	60	156			76%	174%

Other Pharmaceuticals
Efferalgan	68	62	130	62	192	74	266	81	69	150	71	221			15%	15%

HEALTH CARE GROUP	976	1,012	1,988	1,000	2,988	1,065	4,053	1,019	1,077	2,096	1,124	3,220			12%	8%

NUTRITIONALS	565	582	1,147	582	1,729	618	2,347	606	620	1,226	675	1,901			16%	10%
Enfamil	237	253	490	246	736	271	1,007	254	267	521	281	802			14%	9%
Enfagrow	67	59	126	69	195	67	262	72	70	142	74	216			7%	11%

OTHER HEALTH CARE	411	430	841	418	1,259	447	1,706	413	457	870	449	1,319			7%	5%

CONVATEC	230	262	492	265	757	291	1,048	254	286	540	292	832			10%	10%
Ostomy	123	141	264	139	403	151	554	130	150	280	147	427			6%	6%
Wound Therapeutics	98	107	205	113	318	123	441	107	119	226	126	352			12%	11%

MEDICAL IMAGING	181	168	349	153	502	156	658	159	171	330	157	487			3%	-3%
Cardiolite	103	105	208	97	305	103	408	99	106	205	99	304			2%	—

*	In excess of +/- 200%
**	Includes alliance revenue from the co-promotional agreement with Otsuka Pharmaceutical Co., Ltd.
***	Beginning in the third quarter of 2006, Sustiva Franchise includes sales of Sustiva, as well as revenue of bulk efavirenz included in the combination therapy, Atripla. Atripla is sold through a joint venture with Gilead Sciences, Inc.

BRISTOL-MYERS SQUIBB COMPANY

DOMESTIC* NET SALES BY PRODUCT

QUARTERLY SALES TREND ANALYSIS

($ in millions)

	2006							2007							% Change		% Change in U.S. Total Prescription****
	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	Qtr vs. Qtr	YTD vs. YTD	Qtr vs. Qtr	YTD vs. YTD
Total Company	$2,638	$2,806	$5,444	$2,170	$7,614	$2,115	$9,729	$2,505	$2,830	$5,335	$2,920	$8,255			35%	8%

PHARMACEUTICALS	2,076	2,205	4,281	1,619	5,900	1,517	7,417	1,944	2,243	4,187	2,302	6,489			42%	10%

Cardiovascular	1,341	1,330	2,671	752	3,423	616	4,039	1,045	1,279	2,324	1,316	3,640			75%	6%
Plavix	850	988	1,838	474	2,312	343	2,655	787	1,015	1,802	1,080	2,882			128%	25%	86%	6%
Pravachol	302	128	430	73	503	50	553	57	47	104	17	121			-77%	-76%	-77%	-82%
Avapro/Avalide	139	167	306	159	465	182	647	163	170	333	176	509			11%	9%	-4%	-3%
Coumadin	47	46	93	45	138	48	186	38	43	81	40	121			-11%	-12%	-15%	-16%

Virology	259	270	529	292	821	327	1,148	319	323	642	328	970			12%	18%
Reyataz	119	122	241	129	370	144	514	143	138	281	141	422			9%	14%	10%	13%
Sustiva Franchise*****	108	115	223	128	351	144	495	144	147	291	151	442			18%	26%	19%	23%
Baraclude	9	9	18	14	32	18	50	17	20	37	22	59			57%	84%	71%	86%

Oncology	159	187	346	201	547	195	742	182	187	369	208	577			3%	5%
Erbitux	136	172	308	173	481	165	646	158	160	318	183	501			6%	4%	N/A	N/A
Taxol	4	4	8	2	10	2	12	4	4	8	1	9			-50%	-10%	N/A	N/A
Sprycel	—	—	—	11	11	11	22	10	14	24	17	41			55%	* **	N/A	N/A

Affective (Psychiatric) Disorders	237	286	523	266	789	302	1,091	305	333	638	346	984			30%	25%
Abilify**	231	267	498	260	758	294	1,052	293	322	615	329	944			27%	25%	10%	12%

Immunoscience	5	18	23	34	57	31	88	40	53	93	57	150			68%	163%
Orencia	5	18	23	34	57	31	88	40	53	93	57	150			68%	163%	N/A	N/A

Other Pharmaceuticals
Efferalgan	—	—	—	—	—	—	—	—	—	—	—	—			—	—	N/A	N/A

HEALTH CARE GROUP	478	508	986	482	1,468	527	1,995	488	511	999	529	1,528			10%	4%	N/A	N/A

NUTRITIONALS	247	282	529	267	796	295	1,091	274	275	549	304	853			14%	7%
Enfamil	155	174	329	169	498	190	688	171	177	348	195	543			15%	9%	N/A	N/A
Enfagrow	—	—	—	—	—	—	—	—	—	—	—	—			—	—	N/A	N/A

OTHER HEALTH CARE	231	226	457	215	672	232	904	214	236	450	225	675			5%	—

CONVATEC	73	85	158	84	242	101	343	78	93	171	94	265			12%	10%
Ostomy	34	41	75	39	114	45	159	34	41	75	42	117			8%	3%	N/A	N/A
Wound Therapeutics	30	34	64	36	100	43	143	32	36	68	38	106			6%	6%	N/A	N/A

MEDICAL IMAGING	158	141	299	131	430	131	561	136	143	279	131	410			—	-5%
Cardiolite	91	91	182	86	268	90	358	87	92	179	88	267			2%	—	N/A	N/A

*	This table presents Total Company sales on a legal entity source basis and segment and product sales on a country management reported basis. As a result, the sum of segment sales does not tie to Total Company sales.
**	Includes alliance revenue from the co-promotional agreement with Otsuka Pharmaceutical Co., Ltd.
***	In excess of +/- 200%
****	The estimated total U.S. prescription change for the retail and mail order channels are calculated based on Next-Generation Prescription Services (NGPS) version 2.0 data on a weighted-average basis. NGPS data is provided by IMS Health, a supplier of market research for the pharmaceutical industry. The weighted-average basis reflects the fact that mail order prescriptions include a greater volume of product supplied compared to retail prescriptions, which on average are 90 days for mail order and 30 days for retail. The calculation is derived by multiplying NGPS mail order prescription data by a factor that approximates three and adding to this the NGPS retail prescriptions.
*****	Beginning in the third quarter of 2006, Sustiva Franchise includes sales of Sustiva, as well as revenue of bulk efavirenz included in the combination therapy, Atripla. Atripla is sold through a joint venture with Gilead Sciences, Inc. The change in U.S. total prescriptions growth for the Sustiva Franchise includes both branded Sustiva and Atripla prescription units.

BRISTOL-MYERS SQUIBB COMPANY

INTERNATIONAL* NET SALES BY PRODUCT

QUARTERLY SALES TREND ANALYSIS

($ in millions)

	2006							2007							% Change
	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	1st Qtr	2nd Qtr	6 Months	3rd Qtr	9 Months	4th Qtr	Year	Qtr vs. Qtr	YTD vs. YTD
Total Company	$2,038	$2,065	$4,103	$1,984	$6,087	$2,098	$8,185	$1,971	$2,098	$4,069	$2,130	$6,199			7%	2%

PHARMACEUTICALS	1,624	1,654	3,278	1,535	4,813	1,631	6,444	1,513	1,608	3,121	1,624	4,745			6%	-1%

Cardiovascular	576	577	1,153	487	1,640	477	2,117	430	484	914	477	1,391			-2%	-15%
Plavix	136	157	293	156	449	153	602	151	174	325	174	499			12%	11%
Pravachol	234	195	429	119	548	96	644	78	85	163	69	232			-42%	-58%
Avapro/Avalide	94	113	207	118	325	125	450	107	127	234	133	367			13%	13%
Coumadin	8	9	17	8	25	9	34	8	9	17	10	27			25%	8%

Virology	209	254	463	240	703	253	956	271	285	556	319	875			33%	24%
Reyataz	88	114	202	104	306	111	417	120	116	236	132	368			27%	20%
Sustiva Franchise****	67	78	145	73	218	78	296	82	86	168	86	254			18%	17%
Baraclude	2	5	7	8	15	18	33	28	39	67	50	117			*	*

Oncology	202	214	416	198	614	199	813	173	173	346	194	540			-2%	-12%
Erbitux	2	—	2	2	4	2	6	2	2	4	2	6			—	50%
Taxol	143	145	288	135	423	128	551	107	91	198	101	299			-25%	-29%
Sprycel	—	—	—	—	—	3	3	11	21	32	29	61			—	—

Affective (Psychiatric) Disorders	86	90	176	88	264	102	366	103	125	228	121	349			38%	32%
Abilify**	52	57	109	53	162	68	230	73	90	163	91	254			72%	57%

Immunoscience	—	—	—	—	—	1	1	1	2	3	3	6			—	—
Orencia	—	—	—	—	—	1	1	1	2	3	3	6			—	—

Other Pharmaceuticals
Efferalgan	68	62	130	62	192	74	266	81	69	150	71	221			15%	15%

HEALTH CARE GROUP	498	504	1,002	518	1,520	538	2,058	531	566	1,097	595	1,692			15%	11%

NUTRITIONALS	318	300	618	315	933	323	1,256	332	345	677	371	1,048			18%	12%
Enfamil	82	79	161	77	238	81	319	83	90	173	86	259			12%	9%
Enfagrow	67	59	126	69	195	67	262	72	70	142	74	216			7%	11%

OTHER HEALTH CARE	180	204	384	203	587	215	802	199	221	420	224	644			10%	10%

CONVATEC	157	177	334	181	515	190	705	176	193	369	198	567			9%	10%
Ostomy	89	100	189	100	289	106	395	96	109	205	105	310			5%	7%
Wound Therapeutics	68	73	141	77	218	80	298	75	83	158	88	246			14%	13%

MEDICAL IMAGING	23	27	50	22	72	25	97	23	28	51	26	77			18%	7%
Cardiolite	12	14	26	11	37	13	50	12	14	26	11	37			—	—

*	This table presents Total Company sales on a legal entity source basis and segment and product sales on a country management reported basis. As a result, the sum of segment sales does not tie to Total Company sales.
**	Includes alliance revenue from the co-promotional agreement with Otsuka Pharmaceutical Co., Ltd.
***	In excess of +/- 200%
****	Beginning in the third quarter of 2006, Sustiva Franchise includes sales of Sustiva, as well as revenue of bulk efavirenz included in the combination therapy, Atripla. Atripla is sold through a joint venture with Gilead Sciences, Inc.

BRISTOL-MYERS SQUIBB COMPANY

U.S. PHARMACEUTICALS AND PLAVIX NET SALES

EXCLUDING ESTIMATED IMPACT OF LAUNCH OF GENERIC CLOPIDOGREL BISULFATE

($ in millions)

	2007 Q3	2006 Q3	% Change Qtr vs. Qtr
U.S Pharmaceuticals Net Sales

U.S Pharmaceuticals Net Sales as Reported	$2,295	$1,609	43%

Estimated Impact of Launch of Generic Clopidogrel Bisulfate	—	525 to 600	—

U.S Pharmaceuticals Net Sales Excluding the Estimated Impact of Launch of Generic Clopidogrel Bisulfate	$2,295	$2,134 to $2,209	4% to 8%

	2007 Q3	2006 Q3	% Change Qtr vs. Qtr
U.S Plavix Net Sales

U.S Plavix Net Sales as Reported	$1,080	$474	128%

Estimated Impact of Launch of Generic Clopidogrel Bisulfate	—	525 to 600	—

U.S Plavix Net Sales Excluding the Estimated Impact of Launch of Generic Clopidogrel Bisulfate	$1,080	$999 to $1,074	1% to 8%

BRISTOL-MYERS SQUIBB COMPANY

GROSS MARGIN

EXCLUDING SPECIFIED ITEMS

($ in millions)

	2007
	Q1	Q2	Q3		TOTAL YEAR
Net Sales	$4,476	$4,928	$5,050		$14,454

Gross Profit
Gross Profit	$3,084	$3,379	$3,428		$9,891

Specified items*	16	13	17		46

Gross Profit Excluding Specified Items	$3,100	$3,392	$3,445		$9,937

Gross Margin %
Gross Margin %	68.9%	68.6%	67.9%		68.4%

Specified items*	0.4%	0.2%	0.3%		0.3%

Gross Margin % Excluding Specified Items	69.3%	68.8%	68.2%		68.7%

	2006
	Q1	Q2	Q3	Q4	TOTAL YEAR
Net Sales	$4,676	$4,871	$4,154	$4,213	$17,914

Gross Profit
Gross Profit	$3,200	$3,303	$2,689	$2,766	$11,958

Specified items*	46	20	72	29	167

Gross Profit Excluding Specified Items	$3,246	$3,323	$2,761	$2,795	$12,125

Gross Margin %
Gross Margin %	68.4%	67.8%	64.7%	65.7%	66.8%

Specified items*	1.0%	0.4%	1.8%	0.6%	0.9%

Gross Margin % Excluding Specified Items	69.4%	68.2%	66.5%	66.3%	67.7%

*	Please refer to the Specified Item - QTD tab for detail of specified items.

BRISTOL-MYERS SQUIBB COMPANY

RESEARCH AND DEVELOPMENT EXPENSES

EXCLUDING SPECIFIED ITEMS

($ in millions)

	2007
	Q1	Q2	Q3		TOTAL YEAR
Research and Development Expenses	$807	$778	$827		$2,412

Specified items*	80	17	60		157

Research and Development Expenses Excluding Specified Items	$727	$761	$767		$2,255

	2006
	Q1	Q2	Q3	Q4	TOTAL YEAR
Research and Development Expenses	$750	$740	$756	$821	$3,067

Specified items*	18	1	17	49	85

Research and Development Expenses Excluding Specified Items	$732	$739	$739	$772	$2,982

*	Please refer to the Specified Item—QTD tab for detail of specified items.

BRISTOL-MYERS SQUIBB COMPANY

EFFECTIVE TAX RATE

EXCLUDING SPECIFIED ITEMS

($ in millions)

	2007
	Q1	Q2	Q3		TOTAL YEAR
Provision for Income Taxes
Provision for Income Taxes	$86	$257	$342		$685

Specified items*	79	5	(82)		2

Provision for Income Taxes Excluding Specified Items	$165	$262	$260		$687

Earnings Before Minority Interest and Provision for Income Taxes	$917	$1,157	$1,411		$3,485

Earnings Before Minority Interest and Provision for Income Taxes Excluding Specified Items	$1,050	$1,182	$1,235		$3,467

Effective Tax Rate
Effective Tax Rate	9.4%	22.2%	24.2%		19.7%

Effective Tax Rate Excluding Specified Items	15.7%	22.2%	21.1%		19.8%

	2006
	Q1	Q2	Q3	Q4	TOTAL YEAR
Provision for Income Taxes
Provision/(Benefit) for Income Taxes	$328	$256	$193	$(167)	$610

Specified items*	(49)	(3)	(34)	196	110

Provision for Income Taxes Excluding Specified Items	$279	$253	$159	$29	$720

Earnings/(Loss) Before Minority Interest and Provision for Income Taxes	$1,193	$1,110	$617	$(285)	$2,635

Earnings Before Minority Interest and Provision for Income Taxes Excluding Specified Items	$1,081	$1,120	$670	$425	$3,296

Effective Tax Rate
Effective Tax Rate	27.5%	23.1%	31.3%	58.6%	23.1%

Effective Tax Rate Excluding Specified Items	25.8%	22.6%	23.7%	6.8%	21.8%

*	Please refer to the Specified Item—QTD tab for detail of specified items.

BRISTOL-MYERS SQUIBB COMPANY

EARNINGS BEFORE MINORITY INTEREST AND INCOME TAXES

EXCLUDING SPECIFIED ITEMS

($ in millions)

	2007
	Q1	Q2	Q3		TOTAL YEAR
Earnings Before Minority Interest and Provision for Income Taxes	$917	$1,157	$1,411		$3,485

Specified items:
Upfront and milestone payments	80	17	60		157
Downsizing and streamlining of worldwide operations	53	20	17		90
Litigation matters	—	14	5		19
Insurance recoveries	—	—	(11)		(11)
Gain on sale of product assets	—	(26)	(247)		(273)

Subtotal	133	25	(176)		(18)

Earnings Before Minority Interest and Provision for Income Taxes Excluding Specified Items	$1,050	$1,182	$1,235		$3,467

	2006
	Q1	Q2	Q3	Q4	TOTAL YEAR
Earnings / (Loss) Before Minority Interest and Provision for Income Taxes	$1,193	$1,110	$617	($285)	$2,635

Specified items:
Gain on sale of product asset	(200)	—	—	—	(200)
Litigation matters	40	(14)	(29)	353	350
Insurance recoveries	(21)	—	(9)	(7)	(37)
Downsizing and streamlining of worldwide operations	69	24	91	131	315
Debt retirement costs	—	—	—	220	220
Claim for damages	—	—	—	13	13

Subtotal	(112)	10	53	710	661

Earnings Before Minority Interest and Provision for Income Taxes Excluding Specified Items	$1,081	$1,120	$670	$425	$3,296

BRISTOL-MYERS SQUIBB COMPANY

DILUTED EARNINGS PER COMMON SHARE

EXCLUDING SPECIFIED ITEMS

	2007
	Q1	Q2	Q3		TOTAL YEAR *
Diluted Earnings per Common Share	$0.35	$0.36	$0.43		$1.14

Specified items:
Upfront and milestone payments	0.03	0.01	0.01		0.05
Downsizing and streamlining of worldwide operations	0.02	0.01	0.01		0.04
Gain on sale of product assets	—	(0.01)	(0.07)		(0.08)
Tax item	(0.02)	—	—		(0.02)

Subtotal	0.03	0.01	(0.05)		(0.01)

Diluted Earnings per Common Share Excluding Specified Items	$0.38	$0.37	$0.38		$1.13

	2006
	Q1	Q2	Q3	Q4	TOTAL YEAR *
Diluted Earnings / (Loss) per Common Share	$0.36	$0.34	$0.17	$(0.07)	$0.81

Specified items:
Gain on sale of product asset	(0.06)	—	—	—	(0.06)
Litigation matters	0.01	—	(0.01)	0.14	0.14
Insurance recoveries	(0.01)	—	—	—	(0.01)
Downsizing and streamlining of worldwide operations / other	0.02	0.01	0.04	0.05	0.12
Debt retirement costs	—	—	—	0.07	0.07
Tax item	—	—	0.02	—	0.02

Subtotal	(0.04)	0.01	0.05	0.26	0.28

Diluted Earnings per Common Share Excluding Specified Items	$0.32	$0.35	$0.22	$0.19	$1.09

*	quarterly amounts may not add to the annual total due to rounding of individual calculations.

BRISTOL-MYERS SQUIBB COMPANY

SPECIFIED ITEMS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

($ in millions)

Three months ended September 30, 2007

	Cost of products sold	Research and development	Gain on sale of product assets	Other (income)/expense, net	Total
Litigation Matters:
Insurance recovery	$—	$—	$—	$(11)	$(11)
Product liability	—	—	—	5	5

	—	—	—	(6)	(6)

Other:
Upfront and milestone payments	—	60	—	—	60
Accelerated depreciation and asset impairment	17	—	—	—	17
Gain on sale of product assets	—	—	(247)	—	(247)

	$17	$60	$(247)	$(6)	(176)

Income taxes on items above					82

(Increase)/Decrease to Net Earnings					$(94)

Three months ended September 30, 2006

	Cost of products sold	Research and development	Provision for restructuring, net	Litigation income, net	Other (income)/ expense, net	Total
Litigation Matters:
Insurance recovery	$—	$—	$—	$(9)	$—	$(9)
Product liability	—	—	—	—	11	11
Commercial litigation	—	—	—	—	(40)	(40)

	—	—	—	(9)	(29)	(38)

Other:
Accelerated depreciation and asset impairment	72	—	—	—	—	72
Downsizing and streamlining of worldwide operations	—	—	2	—	—	2
Upfront and milestone payments	—	17	—	—	—	17

	$72	$17	$2	$(9)	$(29)	53

Income taxes on items above						(5)
Minority interest, net of taxes						13
Change in estimate for taxes on prior year items						39

(Increase)/Decrease to Net Earnings						$100

BRISTOL-MYERS SQUIBB COMPANY

SPECIFIED ITEMS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

($ in millions)

Nine months ended September 30, 2007

	Cost of products sold	Research and development	Provision for restructuring, net	Litigation expense, net	Other (income)/ expense, net	Gain on sale of product assets	Total
Litigation Matters:
Litigation settlement	$—	$—	$—	$14	$—	$—	$14
Insurance recovery	—	—	—	—	(11)	—	(11)
Product liability	—	—	—	—	5	—	5

	—	—	—	14	(6)	—	8

Other:
Upfront and milestone payments	—	157	—	—	—	—	157
Accelerated depreciation and asset impairment	46	—	—	—	—	—	46
Downsizing and streamlining of worldwide operations	—	—	44	—	—	—	44
Gain on sale of product assets	—	—	—	—	—	(273)	(273)

	$46	$157	$44	$14	$(6)	$(273)	(18)

Income taxes on items above							37
Change in estimate for taxes on a prior year specified item							(39)

(Increase)/Decrease to Net Earnings							$(20)

Nine months ended September 30, 2006

	Cost of products sold	Research and development	Marketing selling and administrative	Provision for restructuring, net	Litigation income, net	Other (income)/ expense, net	Gain on sale of product asset	Total
Litigation Matters:
Insurance recovery	$—	$—	$—	$—	$(30)	$—	$—	$(30)
Product liability	—	—	—	—	—	11	—	11
Commercial litigations	—	—	—	—	(14)	—	—	(14)

	—	—	—	—	(44)	11	—	(33)

Other:
Accelerated depreciation, asset impairment and contract termination	138	1	4	—	—	—	—	143
Downsizing and streamlining of worldwide operations	—	—	—	6	—	—	—	6
Upfront and milestone payments	—	35	—	—	—	—	—	35
Gain on sale of product asset	—	—	—	—	—	—	(200)	(200)

	$138	$36	$4	$6	$(44)	$11	$(200)	(49)

Income taxes on items above								47
Change in estimate for taxes on prior year items								39

(Increase)/Decrease to Net Earnings								$37

BRISTOL-MYERS SQUIBB COMPANY

SELECT BALANCE SHEET INFORMATION

($ in millions)

	March 31,	June 30,	September 30,	December 31,		March 31,	June 30,	September 30,	December 31,
	2006	2006	2006	2006		2007	2007	2007	2007
Cash, cash equivalents and marketable debt securities	$5,281	$5,357	$5,505	$4,013		$4,012	$4,646	$3,582
Short-term borrowings	234	189	630	187		241	256	1,879
Long-term debt	8,278	8,239	7,837	7,248		7,132	6,978	4,248

Net debt	$3,231	$3,071	$2,962	$3,422		$3,361	$2,588	$2,545

Receivables, net of allowances	$3,236	$3,326	$2,945	$3,247		$3,381	$3,632	$3,704

Stockholders' equity	11,556	11,712	11,589	9,991	(1)	10,261	10,762	11,153

Capital expenditures and capitalized software (for the quarter ended)	202	160	199	224		202	206	185

(1)	Includes the impact of the adoption of SFAS 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106 and 132(R)"

BRISTOL-MYERS SQUIBB COMPANY

2007 FULL YEAR PROJECTED DILUTED EPS

EXCLUDING PROJECTED SPECIFIED ITEMS

Full Year 2007
Projected Diluted Earnings per Common Share	$1.28 to $1.33
Projected Specified Items:
In-process R&D charge	0.12
Upfront and milestone payments	0.06
Downsizing and streamlining of worldwide operations	0.06
Gain on sale of product assets	(0.08)
Tax item	(0.02)

Total	0.14

Projected Diluted Earnings per Common Share Excluding Specified Items	$1.42 to $1.47

2007 and 2008 Gross Margin/Research and Development/Tax Rate Projections Excluding Specified Items

Gross margin on a GAAP basis for the nine months ended September 30, 2007 was 68.4%, which included specified items of $46 million and had a 0.3% adverse impact on gross margin in aggregate. On a non-GAAP basis, for the nine months ended September 30, 2007 gross margin was 68.7%. On a non-GAAP basis, based on historical trends in 2006 and for the nine months ended September 30, 2007 the Company projects gross margin for the full year 2007 to be at least 100 basis points higher than 2006 and for the full year 2008 to improve slightly compared to the full year 2007 estimate. There is no reasonably accessible or reliable comparable GAAP measure for this forward-looking information on gross margin. See Gross Margin non comparable tab.

Research and development expenses on a GAAP basis for the nine months ended September 30, 2007 were $2,412 million, which included specified items of $157 million. On a non-GAAP basis, for the nine months ended September 30, 2007 research and development expenses were $2,255 million. On a non-GAAP basis, based on historical trends in 2006 and for the nine months ended September 30, 2007 the Company projects research and development expenses for the full year 2007 to increase in the mid single digit range compared to 2006 and for the full year 2008 to increase in the mid single digit range compared to the full year 2007 estimate. There is no reasonably accessible or reliable comparable GAAP measure for this forward-looking information on research and development. See R&D non comparable tab.

The effective tax rate on a GAAP basis for the nine months ended September 30, 2007 was 19.7%, which included specified items of $2 million in the tax provision, and had a 0.1% favorable impact on the effective tax rate in aggregate. On a non-GAAP basis, for the nine months ended September 30, 2007 effective tax rate was 19.8%. On a non-GAAP basis, based on historical trends in 2006 and for the nine months ended September 30, 2007 the Company projects effective tax rate for the full year 2007 to be in the 20% range and for the full year 2008 to be in the 22% to 24% range. There is no reasonably accessible or reliable comparable GAAP measure for this forward-looking information on the tax rate. See Tax Rate non comparable tab.

The GAAP results for the full year 2007 and 2008 would include specified items that may occur and impact results, including restructuring and other charges that cannot be reasonably estimated at this time in connection with the Company's comprehensive cost reduction programs, including charges relating to workforce reductions and the rationalization of some facilities. While the amount and timing of these restructuring and other charges cannot be reasonably estimated at this time, the Company expects that the charges are likely to be incurred over the next three years and are reasonably likely to be material. These specified items could also include charges and recoveries relating to significant legal proceedings, debt retirement costs and other charges related to new transactions, upfront and milestone payments, copromotion or alliance charges and charges for in-process research and development related to new external development transactions, gains or losses from asset disposals, restructuring activities and significant tax events. For a fuller discussion of certain of the litigation and other matters that could impact full year GAAP results, as well as the use of non-GAAP financial information, see Bristol-Myers Squibb Company Reports Financial Results For The Third Quarter of 2007, October 25, 2007, including “Outlook for 2007 and 2008” and “Use of Non-GAAP Financial Information” therein.

BRISTOL-MYERS SQUIBB COMPANY

ESTIMATED MONTHS ON HAND OF TOP 15 U.S. PHARMACEUTICAL PRODUCTS

IN THE U.S. WHOLESALER DISTRIBUTION CHANNEL

The following tables sets forth, for each of the Company’s top 15 pharmaceutical products (based on 2006 annual net sales) sold by the Company's U.S. Pharmaceuticals business, the U.S. Pharmaceuticals net sales and the estimated number of months on hand of the applicable product in the U.S. wholesaler distribution channel for the quarters ended September 30, 2007 and 2006 and June 30, 2007 and 2006.

	September 30, 2007		September 30, 2006		June 30, 2007		June 30, 2006
	Net Sales	Months on Hand	Net Sales	Months on Hand	Net Sales	Months on Hand	Net Sales	Months on Hand
	(Dollars in Millions)		(Dollars in Millions)		(Dollars in Millions)		(Dollars in Millions)
Abilify (total revenue)	$329	0.4	$260	0.5	$322	0.4	$267	0.5
Avapro/Avalide	176	0.4	159	0.4	170	0.4	167	0.5
Baraclude	22	0.5	14	0.6	20	0.7	9	0.7
Coumadin	40	0.6	45	0.7	43	0.7	46	0.8
Erbitux (a)	183	0.3	173	0.5	160	0.4	172	—
Glucophage Franchise	17	0.6	20	0.7	17	0.6	22	0.6
Kenalog	20	0.6	19	0.8	26	0.5	22	0.8
Orencia (b)	57	0.4	34	0.8	53	0.5	18	0.3
Paraplatin	(1)	25.0	5	1.5	1	17.5	2	1.7
Plavix	1,080	0.4	474	1.5	1,015	0.4	988	0.5
Pravachol	17	0.7	73	1.0	47	0.5	128	1.0
Reyataz	141	0.5	129	0.5	138	0.6	122	0.6
Sprycel	17	0.7	11	1.2	14	0.8	—	—
Sustiva Franchise (c) (total revenue)	151	0.6	128	0.5	147	0.7	115	0.5
Zerit	13	0.7	19	0.7	15	0.7	18	0.7

For all products other than Erbitux and Orencia, the Company determines the above months on hand estimates by dividing the estimated amount of the product in the U.S. wholesaler distribution channel by the estimated amount of out-movement of the product from the U.S. wholesaler distribution channel over a period of 31 days, all calculated as described below. Factors that may influence the Company's estimates include generic competition, seasonality of products, wholesaler purchases in light of increases in wholesaler list prices, new product launches, new warehouse openings by wholesalers and new customer stockings by wholesalers. In addition, such estimates are calculated using third-party data, which represent their own record-keeping processes and as such, may also reflect estimates.

Estimates of product in the wholesaler distribution channel and out-movement are based on weekly information received directly from third-parties, and excludes any inventory held by intermediaries such as retailers and hospitals, and excludes goods in transit to such wholesalers. The Company determines the amount of out-movement of a product over a period of 31 days by using the most recent out-movement of a product as provided by these third parties, adjusted to reflect the Company's estimate of goods in transit to these wholesalers. The Company estimates the amount of goods in transit by using information provided by these wholesalers with respect to their open orders and the Company's records of sales to these wholesalers with respect to such open orders.

(a)	The Company sells Erbitux to intermediaries (such as wholesalers and specialty oncology distributors) and ships Erbitux directly to the end-users of the product who are the customers of those intermediaries. The Company also sells Erbitux to other distributors who then hold Erbitux inventory. The above estimate of months on hand was calculated by dividing the inventories of Erbitux held by the distributors for their own accounts as reported by the distributors as of the end of the quarter by the out-movements of the product reported by the distributors over the last 31 day period. The inventory levels reported by the distributors are a product of their record-keeping process.

(b)	The Company distributes Orencia through distribution arrangements with multiple distributors. The above estimates of months on hand was calculated by dividing the inventories of Orencia held by these distributors at the end of the quarter by the out-movement of the product over the last 31 day period, as reported by these distributors. The inventory on hand and out-movements reported by these distributors are a product of the distributors’ own record-keeping processes.

(c)	Beginning in the third quarter of 2006, Sustiva Franchise includes sales of Sustiva, as well as revenue of bulk efavirenz included in the combination therapy, Atripla. The estimated months on hand of the product in the U.S. wholesale distribution channel only include branded Sustiva inventory.

BRISTOL-MYERS SQUIBB COMPANY

ESTIMATED MONTHS ON HAND OF TOP INTERNATIONAL PHARMACEUTICAL

AND WORLDWIDE NON-PHARMACEUTICAL PRODUCTS

The following table, which was posted on the Company's website and filed on Form 8-K on August 31, 2007, sets forth for each of the Company’s key products sold by the businesses listed below, the net sales of the applicable product for each of the quarters ended June 30, 2007, March 31, 2007, June 30, 2006 and March 31, 2006, and the estimated number of months on hand of the applicable product in the direct customer distribution channel for the business as of the end of each of the four quarters. The estimates of months on hand for key products described below for the International Pharmaceuticals business are based on data collected for all of the Company’s significant business units outside of the U.S. For the other non-Pharmaceuticals reporting segments, estimates are based on data collected for the U.S. and all significant business units outside of the U.S.

	June 30, 2007		March 31, 2007		June 30, 2006		March 31, 2006
	Net Sales	Months on Hand	Net Sales	Months on Hand	Net Sales	Months on Hand	Net Sales	Months on Hand
	(Dollars in Millions)		(Dollars in Millions)		(Dollars in Millions)		(Dollars in Millions)
International Pharmaceuticals
Abilify (total revenue)	$90	0.6	$73	0.6	$57	0.6	$52	0.6
Avapro/Avalide	127	0.5	107	0.5	113	0.5	94	0.5
Baraclude	39	0.7	28	0.7	5	1.0	2	1.1
Bufferin	27	0.5	24	0.5	31	0.5	22	0.6
Capoten	25	0.9	26	0.8	31	0.9	35	0.8
Dafalgan	42	1.4	44	1.2	37	1.1	37	1.4
Efferalgan	69	1.4	81	1.1	62	0.9	68	1.2
Maxipime	39	0.8	29	0.5	43	0.8	40	0.8
Monopril	42	1.2	36	0.8	48	1.1	46	1.1
Orencia	2	0.4	1	0.3	—	—	—	—
Perfalgan	65	0.5	58	0.5	51	0.6	46	0.6
Plavix	174	0.6	151	0.5	157	0.5	136	0.5
Pravachol	85	0.6	78	0.6	195	1.4	234	1.5
Reyataz	116	0.7	120	0.9	114	0.7	88	0.6
Sprycel	21	0.4	11	0.4	—	—	—	—
Sustiva Franchise (a)	86	0.5	82	0.5	78	0.5	67	0.5
Taxol	91	0.6	107	0.7	145	0.5	143	0.6
Videx/Videx EC	27	1.1	27	1.1	35	1.2	31	0.8
Nutritionals
Enfamil/Enfagrow	337	0.9	326	0.8	312	0.9	304	0.9
Nutramigen	54	1.0	52	0.9	54	1.0	48	1.0
Other Health Care
ConvaTec
Ostomy	150	0.9	130	0.9	141	1.0	123	0.9
Wound Therapeutics	119	0.9	107	0.9	107	0.9	98	0.9
Medical Imaging
Cardiolite	106	0.7	99	0.7	105	0.8	103	0.8

(a)	Beginning in the third quarter of 2006, Sustiva Franchise includes sales of Sustiva, as well as revenue of bulk efavirenz included in the combination therapy, Atripla. The estimated months on hand of the product in the distribution channel only include branded Sustiva inventory.

The above months on hand information represents the Company’s estimates of aggregate product level inventory on hand at direct customers divided by the expected demand for the applicable product. Expected demand is the estimated ultimate patient/consumer demand calculated based on estimated end-user consumption or direct customer out-movement data over the most recent 31 day period or other reasonable period. Factors that may affect the Company’s estimates include generic competition, seasonality of products, direct customer purchases in light of price increases, new product or product presentation launches, new warehouse openings by direct customers, new customer stockings by direct customers and expected direct customer purchases for governmental bidding situations.

Estimated End-User Demand

U.S. Pharmaceuticals

The following tables set forth for each of the Company’s top 15 pharmaceutical products (based on 2006 annual net sales) sold by the U.S. Pharmaceuticals business, for the three months ended September 30, 2007 compared to the same periods in the prior year: (i) changes in reported U.S. net sales for the period; (ii) estimated total U.S. prescription change for the retail and mail order channels calculated by the Company based on NGPS version 2.0 data on a weighted average basis; and (iii) the estimated U.S. therapeutic category share of the applicable product calculated by the Company based on NGPS version 2.0 data on a weighted-average basis. Prior year prescription data has been adjusted to conform to the NGPS version 2.0 data.

	Three Months Ended September 30, 2007		Month Ended September 30, 2007
	Change in U.S. Net Sales(a)	Change in U.S. Total Prescriptions(b)	Estimated TRx Therapeutic Category Share (b, c)
ABILIFY* (total revenue)	27%	10%	13%
AVAPRO*/AVALIDE*	11	(4)	13
BARACLUDE	57	71	29
COUMADIN	(11)	(15)	14
ERBITUX* (d)	6	N/A	N/A
GLUCOPHAGE* Franchise	(15)	(30)	1
KENALOG (e)	5	N/A	N/A
ORENCIA(d)	68	N/A	N/A
PARAPLATIN (d)	(120)	N/A	N/A
PLAVIX*	128	86	87
PRAVACHOL	(77)	(77)	—
REYATAZ (f)	9	10	19
SPRYCEL (g)	55	* *	6
SUSTIVA Franchise (f, h) (total revenue)	18	19	36
ZERIT	(32)	(29)	4

	Three Months Ended September 30, 2006		Month Ended September 30, 2006
	Change in U.S. Net Sales(a)	Change in U.S. Total Prescriptions(b)	Estimated TRx Therapeutic Category Share(b, c)

ABILIFY* (total revenue)	21%	18%	12%
AVAPRO*/AVALIDE*	8	1	14
BARACLUDE	* *	* *	21
COUMADIN	(8)	(18)	16
ERBITUX* (d)	63	N/A	N/A
GLUCOPHAGE* Franchise	(47)	(52)	1
KENALOG (e)	—	N/A	N/A
ORENCIA (d)	—	N/A	N/A
PARAPLATIN (d)	(44)	N/A	N/A
PLAVIX*	(43)	(36)	19
PRAVACHOL	(75)	(82)	1
REYATAZ (f)	23	14	18
SPRYCEL (g)	—	—	3
SUSTIVA (f)	27	11	32
ZERIT	(21)	(32)	5

(a)	Reflects percentage change in net sales in dollar terms, including change in average selling prices and wholesaler buying patterns.

(b)	Derived by multiplying NGPS mail order prescription data by a factor that approximates three and adding to this the NGPS retail prescriptions.

(c)	The therapeutic categories are determined by the Company as those products considered to be in direct competition with the Company’s own products. The products listed above compete in the following therapeutic categories: ABILIFY* (antipsychotics), AVAPRO*/AVALIDE* (angiotensin receptor blockers), BARACLUDE (oral antiviral agent), COUMADIN (warfarin), ERBITUX* (oncology), GLUCOPHAGE* Franchise (oral antidiabetics), KENALOG (intra-articular/intramuscular steroid), ORENCIA (fusion protein), PARAPLATIN (carboplatin), PLAVIX* (antiplatelet agents), PRAVACHOL (HMG CoA reductase inhibitors), REYATAZ and the SUSTIVA Franchise (antiretrovirals - third agents excluding NORVIR* and TRIZIVIR*), SPRYCEL (TKIs for leukemia), and ZERIT (nucleoside reverse transcriptase inhibitors).

(d)	ERBITUX*, ORENCIA and PARAPLATIN are parenterally administered products and do not have prescription-level data as physicians do not write prescriptions for these products. The Company believes therapeutic category share information provided by third parties for these products may not be reliable and accordingly, none is presented here.

(e)	The Company does not have prescription level data because the product is not dispensed through a retail pharmacy. The Company believes therapeutic category share information provided by third parties for this product may not be reliable and accordingly, none is presented here.

(f)	REYATAZ and the SUSTIVA Franchise have been recalculated as a percentage share of antiretrovirals – third agents excluding NORVIR* and TRIZIVIR*.

(g)	SPRYCEL was launched in the U.S. in July 2006.

(h)	SUSTIVA Franchise (total revenue) includes sales of SUSTIVA, as well as revenue of bulk efavirenz included in the combination therapy, ATRIPLA*. The therapeutic category share information and change in U.S. total prescriptions growth for SUSTIVA Franchise (antiretrovirals – third agents excluding NORVIR* and TRIZIVIR*) includes both branded SUSTIVA and ATRIPLA* prescription units.

**	In excess of 200%.

The Company is reporting REYATAZ’s estimated TRx category share within the antiretrovirals—third agents (excluding NORVIR* and TRIZIVIR*) category rather than the protease inhibitors (excluding NORVIR*) category. The Company believes that the antiretrovirals - third agents (excluding NORVIR* and TRIZIVIR*) category more closely reflects the use of protease inhibitors, which has evolved and competes with other products within the antiretrovirals—third agents (excluding NORVIR* and TRIZIVIR*) category. The historical trends of growth in REYATAZ’s estimated TRx category share between the two categories are not materially different.

As previously reported, in July 2007, IMS issued a Product News bulletin announcing that it had revised its previously issued projected prescription and unit volumes for PLAVIX* and Apotex’s generic clopidogrel bisulfate product, which IMS had overstated for the months August 2006 through June 2007 due to market events surrounding the at-risk launch of generic clopidogrel bisulfate. Due to these unique circumstances, the high degree of volatility and the compressed timeframe of these events, IMS applied a custom approach to estimate PLAVIX* and generic clopidogrel bisulfate product and market volumes beginning in July 2007.

In October 2007, IMS issued a further Product News bulletin, announcing the discontinuation of the custom approach to estimate PLAVIX* and generic clopidogrel bisulfate product and market volumes in favor of its standard approach beginning October 2007.

The IMS overstatement of PLAVIX* prescription and unit volumes did not impact the Company’s financial results or its reported net sales for PLAVIX* for the quarters ended September 30, 2006, December 31, 2006, March 31, 2007 and June 30, 2007.

The following table sets forth the Company’s (i) previously reported estimated prescription change data and estimated therapeutic category share based on National Prescription Audit (NPA) data for the quarters ended September 30, 2006 and December 31, 2006; (ii) previously reported estimated prescription change data and estimated therapeutic category share based on NGPS version 2.0 data for the quarter ended March 31, 2007; and (iii) revised estimated prescription change data and estimated therapeutic category share based on revised NGPS version 2.0 data using the IMS custom approach.

	PLAVIX*		Clopidogrel Bisulfate (Branded and Generic)
	As Reported (NPA Data)	Revised (NGPS v2 Data)	As Reported (NPA Data)	Revised (NGPS v2 Data)
Change in U.S. Total Prescriptions
Three Months Ended March 31, 2007(a)	(28)%	(36)%	18%	9%
Three Months Ended December 31, 2006	(64)	(70)	14	11
Three Months Ended September 30, 2006	(32)	(36)	14	11
Twelve Months Ended December 31, 2006	(18)	(21)	14	12
Nine Months Ended September 30, 2006	(2)	(4)	N/A	N/A
Estimated TRx Therapeutic Category Share
Month Ended March 31, 2007(a)	65	62	N/A	N/A
Month Ended December 31, 2006	34	29	N/A	N/A
Month Ended September 30, 2006	23	19	N/A	N/A

(a)	NGPS version 2.0 data

The estimated prescription change data and estimated therapeutic category share reported throughout this Form 10-Q only include information from the retail and mail order channels and do not reflect information from other channels, such as hospitals, institutions and long-term care, among others. The data provided by IMS are a product of IMS’ own record-keeping processes and are estimates based on IMS’ sampling procedures, subject to the inherent limitations of estimates based on sampling and a margin of error.

Estimated Inventory Months on Hand in the Distribution Channel

U.S. Pharmaceuticals

The following tables set forth for each of the Company’s top 15 pharmaceutical products (based on 2006 annual net sales) sold by the Company’s U.S. Pharmaceuticals business, the U.S. Pharmaceuticals net sales and the estimated number of months on hand of the applicable product in the U.S. wholesaler distribution channel for the quarters ended September 30, 2007 and 2006 and June 30, 2007 and 2006.

	September 30, 2007		September 30, 2006
Dollars in Millions	Net Sales	Months on Hand	Net Sales	Months on Hand
ABILIFY* (total revenue)	$329	0.4	$260	0.5
AVAPRO*/AVALIDE*	176	0.4	159	0.4
BARACLUDE	22	0.5	14	0.6
COUMADIN	40	0.6	45	0.7
ERBITUX*	183	0.3	173	0.5
GLUCOPHAGE* Franchise	17	0.6	20	0.7
KENALOG	20	0.6	19	0.8
ORENCIA	57	0.4	34	0.8
PARAPLATIN	(1)	25.0	5	1.5
PLAVIX*	1,080	0.4	474	1.5
PRAVACHOL	17	0.7	73	1.0
REYATAZ	141	0.5	129	0.5
SPRYCEL	17	0.7	11	1.2
SUSTIVA Franchise (a) (total revenue)	151	0.6	128	0.5
ZERIT	13	0.7	19	0.7

	June 30, 2007		June 30, 2006
Dollars in Millions	Net Sales	Months on Hand	Net Sales	Months on Hand
ABILIFY* (total revenue)	$322	0.4	$267	0.5
AVAPRO*/AVALIDE*	170	0.4	167	0.5
BARACLUDE	20	0.7	9	0.7
COUMADIN	43	0.7	46	0.8
ERBITUX*	160	0.4	172	—
GLUCOPHAGE* Franchise	17	0.6	22	0.6
KENALOG	26	0.5	22	0.8
ORENCIA	53	0.5	18	0.3
PARAPLATIN	1	17.5	2	1.7
PLAVIX*	1,015	0.4	988	0.5
PRAVACHOL	47	0.5	128	1.0
REYATAZ	138	0.6	122	0.6
SPRYCEL	14	0.8	—	—
SUSTIVA Franchise (a) (total revenue)	147	0.7	115	0.5
ZERIT	15	0.7	18	0.7

(a)	Beginning in the third quarter of 2006, the SUSTIVA Franchise includes sales of SUSTIVA, as well as revenue of bulk efavirenz included in the combination therapy, ATRIPLA*. The estimated months on hand of the product in the U.S. wholesale distribution channel only include branded SUSTIVA inventory.

In October 2004, the U.S. pediatric exclusivity period for PARAPLATIN expired. The resulting entry of multiple generic competitors for PARAPLATIN led to a significant decrease in demand for PARAPLATIN, which in turn led to the months on hand of the product in the U.S. wholesaler distribution channel exceeding one month on hand at September 30, 2007, June 30, 2007, September 30, 2006 and June 30, 2006. The estimated value of PARAPLATIN inventory in the U.S. wholesaler distribution channel over one month on hand was approximately $0.1 million at September 30, 2007, $0.3 million at June 30, 2007,

$0.6 million at September 30, 2006 and $1.4 million at June 30, 2006. The Company no longer produces PARAPLATIN for the U.S. market and will continue to monitor PARAPLATIN wholesaler inventory levels until they have been depleted.

At September 30, 2006, the estimated value of PLAVIX* inventory in the U.S. wholesaler distribution channel exceeded one month on hand by approximately $41.4 million due to the at-risk launch of generic clopidogrel bisulfate in August 2006. Because of the large quantities of generic clopidogrel bisulfate shipped into the distribution channels before the preliminary injunction was granted ordering the halt of sales of generic clopidogrel bisulfate in late August 2006, demand for branded PLAVIX* decreased precipitously.

SPRYCEL was launched in the U.S. in July 2006. Consistent with standard practice at the time of a new product launch, the Company’s U.S. wholesalers built inventories of the product to meet expected demand and at September 30, 2006, the estimated value of SPRYCEL inventory in the U.S. wholesaler distribution channel exceeded one month on hand by approximately $0.6 million. The Company worked down wholesaler inventory levels to one month on hand or less in the subsequent quarter.

For all products other than ERBITUX* and ORENCIA, the Company determines the above months on hand estimates by dividing the estimated amount of the product in the U.S. wholesaler distribution channel by the estimated amount of out-movement of the product from the U.S. wholesaler distribution channel over a period of 31 days, all calculated as described below. Factors that may influence the Company’s estimates include generic competition, seasonality of products, wholesaler purchases in light of increases in wholesaler list prices, new product launches, new warehouse openings by wholesalers and new customer stockings by wholesalers. In addition, such estimates are calculated using third-party data, which represent their own record-keeping processes and as such, may also reflect estimates.

The Company maintains inventory management agreements (IMAs) with most of its U.S. Pharmaceuticals wholesalers, which account for nearly 100% of total gross sales of U.S. pharmaceutical products. Under the current terms of the IMAs, the Company’s three largest wholesaler customers provide the Company with weekly information with respect to inventory levels of product on hand and the amount of out-movement of products. These three wholesalers accounted for approximately 90% of total gross sales of U.S. Pharmaceuticals products in the third quarter of 2007. The inventory information received from these wholesalers excludes inventory held by intermediaries to whom they sell, such as retailers and hospitals, and excludes goods in transit to such wholesalers. The Company uses the information provided by these three wholesalers as of the Friday closest to quarter end to calculate the amount of inventory on hand for these wholesalers at the applicable quarter end. This amount is then increased by the Company’s estimate of goods in transit to these wholesalers based on the Company’s records of sales to these wholesalers, which have not been reflected in the weekly data provided by the wholesalers. Under the Company’s revenue recognition policy, sales are recorded when substantially all the risks and rewards of ownership are transferred, which in the U.S. Pharmaceuticals business is generally when product is shipped. In such cases, goods in transit to a wholesaler are owned by the applicable wholesaler and, accordingly, are reflected in the calculation of inventories in the wholesaler distribution channel. The Company determines the out-movement of a product from these wholesalers over a period of 31 days by using the most recent four weeks of out-movement of a product as provided by these wholesalers and extrapolating such amount to a 31 day basis. The Company estimates for each product, inventory levels on hand and out-movements for all its U.S. Pharmaceuticals business wholesaler customers, by adjusting the three largest wholesalers’ inventory levels and out-movements by a factor that approximates the other remaining wholesalers’ percentage share of total gross sales for such product in the U.S. In addition, the Company receives inventory information from these other wholesalers on a selective basis for certain key products.

The Company’s U.S. Pharmaceuticals business through the IMAs discussed above, has arrangements with substantially all of its direct wholesaler customers and requires those wholesalers to maintain inventory at levels that are no more than one month of their demand.

The Company distributes ORENCIA through distribution arrangements with multiple distributors. The above estimates of months on hand was calculated by dividing the inventories of ORENCIA held by these distributors at the end of the quarter by the out-movement of the product over the last 31 day period, as reported by these distributors. The inventory on hand and out-movements reported by these distributors are a product of the distributors’ own record-keeping processes.

The Company sells ERBITUX* to intermediaries (such as wholesalers and specialty oncology distributors) and ships ERBITUX* directly to the end-users of the product who are the customers of those intermediaries. The Company also sells ERBITUX* to other distributors who then hold ERBITUX* inventory. The above estimate of months on hand was calculated by dividing the inventories of ERBITUX* held by the distributors for their own accounts as reported by the distributors as of the end of the quarter by the out-movements of the product reported by the distributors over the last 31 day period. The inventory levels reported by the distributors are a product of their record-keeping process.

International Pharmaceuticals, Nutritionals and Other Health Care

The following table sets forth for each of the Company’s key pharmaceutical products and other growth drivers sold by the Company’s International Pharmaceuticals reporting segment, including the top 15 pharmaceutical products sold in the Company’s major non-U.S. countries (based on 2006 net sales), and for each of the key products sold by the other reporting segments listed below, the percentage change in the Company’s estimated ultimate patient/consumer demand for the months of September 2007 and June 2007 compared to the same period in the prior year.

	% Change in Demand on a Constant U.S. Dollar Basis
	September 2007 vs. September 2006	June 2007 vs. June 2006
International Pharmaceuticals
ABILIFY* (total revenue)	35	45
AVAPRO*/AVALIDE*	10	0
BARACLUDE	* *	* *
BUFFERIN*	(64)	(8)
CAPOTEN	(16)	(21)
DAFALGAN	10	39
EFFERALGAN	17	29
MAXIPIME	(25)	(18)
MONOPRIL	(8)	(25)
ORENCIA	* *	* *
PERFALGAN	1	31
PLAVIX*	10	0
PRAVACHOL	(46)	(64)
REYATAZ	14	5
SPRYCEL	N/A	N/A
SUSTIVA Franchise (total revenue)	4	(1)
TAXOL® (paclitaxel)	(25)	(29)
VIDEX/VIDEX EC	(20)	(9)
Nutritionals
ENFAMIL/ENFAGROW	15	4
NUTRAMIGEN	8	(3)
Other Health Care
ConvaTec
Ostomy	(4)	2
Wound Therapeutics	4	3
Medical Imaging
CARDIOLITE	(7)	(2)

**	In excess of 200%

Estimated Inventory Months on Hand in the Distribution Channel

The following table sets forth for each of the Company’s key products sold by the reporting segments listed below, the net sales of the applicable product for each of the quarters ended September 30, 2007, June 30, 2007, September 30, 2006, and June 30, 2006 and the estimated number of months on hand of the applicable product in the direct customer distribution channel for the reporting segment as of the end of each of the four quarters. The estimates of months on hand for key products described below for the International Pharmaceuticals reporting segment are based on data collected for all of the Company’s significant business units outside of the U.S. Also described further below is information on non-key product(s) where the amount of inventory on hand at direct customers is more than approximately one month and the impact is not de minimis. For the other reporting segments, estimates are based on data collected for the U.S. and all significant business units outside of the U.S.

	September 30, 2007		June 30, 2007
Dollars in Millions	Net Sales	Months On Hand	Net Sales	Months On Hand
International Pharmaceuticals
ABILIFY* (total revenue)	$91	0.6	$90	0.6
AVAPRO*/AVALIDE*	133	0.5	127	0.5
BARACLUDE	50	0.6	39	0.7
BUFFERIN*	16	0.8	27	0.5
CAPOTEN	26	0.8	25	0.9
DAFALGAN	40	1.1	42	1.4
EFFERALGAN	71	0.9	69	1.4
MAXIPIME	30	0.7	39	0.8
MONOPRIL	43	1.2	42	1.2
ORENCIA	3	0.3	2	0.4
PERFALGAN	56	0.6	65	0.5
PLAVIX*	174	0.5	174	0.6
PRAVACHOL	69	0.6	85	0.6
REYATAZ	132	0.6	116	0.7
SPRYCEL	29	0.4	21	0.4
SUSTIVA Franchise (a) (total revenue)	86	0.5	86	0.5
TAXOL® (paclitaxel)	101	0.6	91	0.6
VIDEX/VIDEX EC	36	1.4	27	1.1
Nutritionals
ENFAMIL/ENFAGROW	355	0.9	337	0.9
NUTRAMIGEN	56	1.0	54	1.0
Other Health Care
ConvaTec
Ostomy	147	0.9	150	0.9
Wound Therapeutics	126	0.9	119	0.9
Medical Imaging
CARDIOLITE	99	0.8	106	0.7

(a)	Beginning in the third quarter of 2006, the SUSTIVA Franchise includes sales of SUSTIVA, as well as revenue of bulk efavirenz included in the combination therapy, ATRIPLA*. The estimated months on hand of the product in the distribution channel only include branded SUSTIVA inventory.

	September 30, 2006		June 30, 2006
Dollars in Millions	Net Sales	Months on Hand	Net Sales	Months on Hand
International Pharmaceuticals
ABILIFY* (total revenue)	$53	0.6	$57	0.6
AVAPRO*/AVALIDE*	118	0.5	113	0.5
BARACLUDE	8	0.9	5	1.0
BUFFERIN*	28	0.5	31	0.5
CAPOTEN	28	0.8	31	0.9
DAFALGAN	35	1.1	37	1.1
EFFERALGAN	62	0.9	62	0.9
MAXIPIME	40	0.7	43	0.8
MONOPRIL	34	1.0	48	1.1
ORENCIA	—	—	—	—
PERFALGAN	48	0.6	51	0.6
PLAVIX*	156	0.6	157	0.5
PRAVACHOL	119	0.7	195	1.4
REYATAZ	104	1.1	114	0.7
SPRYCEL	—	—	—	—
SUSTIVA	73	0.5	78	0.5
TAXOL® (paclitaxel)	135	0.6	145	0.5
VIDEX/VIDEX EC	35	1.4	35	1.2
Nutritionals
ENFAMIL/ENFAGROW	315	0.8	312	0.9
NUTRAMIGEN	50	1.0	54	1.0
Other Health Care
ConvaTec
Ostomy	139	0.9	141	1.0
Wound Therapeutics	113	0.9	107	0.9
Medical Imaging
CARDIOLITE	97	0.8	105	0.8

The above months on hand information represents the Company’s estimates of aggregate product level inventory on hand at direct customers divided by the expected demand for the applicable product. Expected demand is the estimated ultimate patient/consumer demand calculated based on estimated end-user consumption or direct customer out-movement data over the most recent 31 day period or other reasonable period. Factors that may affect the Company’s estimates include generic competition, seasonality of products, direct customer purchases in light of price increases, new product or product presentation launches, new warehouse openings by direct customers, new customer stockings by direct customers and expected direct customer purchases for governmental bidding situations.

The Company relies on a variety of methods to calculate months on hand for these reporting segments. Where available, the Company relies on information provided by third parties to determine estimates of aggregate product level inventory on hand at direct customers and expected demand. For the reporting segments listed above; however, the Company has limited information on direct customer product level inventory, end-user consumption and direct customer out-movement data. Further, the quality of third-party information, where available, varies widely. In some circumstances, such as the case with new products or seasonal products, such historical end-user consumption or out-movement information may not be available or applicable. In such cases, the Company uses estimated prospective demand. In cases where direct customer product level inventory, ultimate patient/consumer demand or out-movement data do not exist or are otherwise not available, the Company has developed a variety of other methodologies to calculate estimates of such data, including using such factors as historical sales made to direct customers and third-party market research data related to prescription trends and end-user demand.

As of September 30, 2007, June 30, 2007, September 30, 2006 and June 30, 2006, DAFALGAN, an analgesic product sold principally in Europe, had approximately 1.1 months, 1.4 months, 1.1 months, and 1.1 months of inventory on hand, respectively, at direct customers. The level of inventory on hand is due primarily to private pharmacists purchasing DAFALGAN approximately once every eight weeks and the seasonality of the product.

As of June 30, 2007, EFFERALGAN, an analgesic product sold principally in Europe, had approximately 1.4 months of inventory on hand, respectively, at direct customers. The level of inventory on hand is due primarily to private pharmacists purchasing EFFERALGAN approximately once every eight weeks and the seasonality of the product.

As of September 30, 2007, June 30, 2007, and June 30, 2006, MONOPRIL, a cardiovascular product, had approximately 1.2 months, 1.2 months and 1.1 months of inventory on hand, respectively, at direct customers. The levels of inventory on hand as of September 30, 2007 and June 30, 2007, is due primarily to initial stocking of a new, exclusive distributor in Poland and stocking in support of the launch of MONOPRIL in Poland in 2007. The level of inventory on hand as of June 30, 2006, was due primarily to supply of the product in support of its inclusion in a government program in Russia.

As of June 30, 2006, PRAVACHOL, a cardiovascular product, had approximately 1.4 months of inventory on hand, respectively, at direct customers. The increased level of inventory on hand was due primarily to an increase in orders from a significant direct customer in France.

As of September 30, 2006, REYATAZ, an antiviral product, had approximately 1.1 months on hand at direct customers. The increased level of inventory on hand is due primarily to government purchasing patterns in Brazil.

As of September 30, 2007, June 30, 2007, September 30, 2006 and June 30, 2006, VIDEX/VIDEX EC, an antiviral product, had approximately 1.4 months, 1.1 months, 1.4 months, and 1.2 months of inventory on hand at direct customers. The increased level of inventory on hand is due primarily to government purchasing patterns in Brazil. The Company is contractually obligated to provide VIDEX/VIDEX EC to the Brazilian government upon placement of an order for product by the government. Under the terms of the contract, the Company has no control over the inventory levels relating to such orders.

The Company continuously seeks to improve the quality of its estimates of months on hand of inventories held by its direct customers including thorough review of its methodologies and processes for calculation of these estimates and review and analysis of its own and third parties’ data used in such calculations. The Company expects that it will continue to review and refine its methodologies and processes for calculation of these estimates and will continue to review and analyze its own and third parties’ data in such calculations.